UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		April 20, 2017
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller Reporting Company	☐
			Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 20, 2017, NIKE, Inc.’s Board of Directors approved amendments to the Company’s Third Restated Bylaws (the “Bylaws”), effective April 20, 2017, to implement proxy access.  The Bylaws include a new Section 11, Class B Common Stock Shareholder Nominations Included in the Corporation’s Proxy Materials, in Article 2. The new Section 11 permits a shareholder, or a group of up to twenty shareholders, owning at least three percent of NIKE’s outstanding shares of common stock continuously held for at least three years to nominate and include in NIKE’s annual meeting materials Class B director nominees constituting the greater of one or up to twenty percent of the Class B directors.  The amended Bylaws outline specific requirements for utilizing proxy access and include provisions for the nomination notice and a number of ministerial, clarifying and conforming changes to the Bylaws to account for proxy access.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended, that are attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.2    Fourth Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: April 21, 2017	By:	/s/ Andrew Campion
Andrew Campion
Chief Financial Officer